UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2019

BARREL ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	333-201740	47-1963189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 S Eastern AVE Suite 200 Las Vegas NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 595-2247

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Agreement.

On January 17, 2019, Barrel Energy Inc. (the “Company”) terminated its agreement dated October 11, 2018 with L.G.Resources concerning the “True Grit” / L.G. property in Arizona.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2019, the Board of Directors appointed Craig Alford, its President, to the additional position of Chief Executive Officer (CEO). On January 16, 2019, the Board of Directors also appointed Harpreet Sangha, its Chairman, to the additional position of Chief Financial Officer (CFO).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC

Dated: January 25, 2019	By:	/s/ Craig Alford
	Name:	Craig Alford
	Title:	President

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